Exhibit 3.8

WRITTEN CONSENT IN LIEU OF A MEETING

OF THE BOARD OF DIRECTORS OF

EXTERIOR SYSTEMS, INC.

The undersigned, being all of the current directors of EXTERIOR SYSTEMS, INC., a Delaware corporation (the “Corporation”), in lieu of holding a meeting, hereby adopt the following resolutions by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of Delaware:

RESOLVED, that ARTICLE II, Section 2.1, of the Corporation’s By-Laws be, and it hereby is, amended to read as follows:

2.l Number, Election, Term of Office. The number of the directors shall be three, who need not be stockholders. The directors shall be elected at each annual meeting of the stockholders. Except as provided in Section 2.3 of this Article, each director elected shall hold office until his successor shall be elected and shall qualify.

RESOLVED, that ARTICLE III, Section 3.1, be, and it hereby is, amended to read as follows:

3.1 Officers. The elected officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint or authorize the President to appoint such other officers and agents as it shall, from time to time, deem necessary, who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors or the President. Any two or more offices may be held by the same person.

RESOLVED, that each of the following persons be, and each of them hereby is, elected to hold the office(s) of the Corporation set forth opposite his/her name as indicated below, to serve at the pleasure of the Board of Directors and until a successor is appointed and qualified:

Name	Office
Daniel J. Dietzel	President
William F. Dent	Vice President
Ron Ranallo	Vice President
Jeffrey S. Wilke	Secretary

Rodney A. Nowland	Assistant Secretary
William K. Cook	Treasurer
Chris Harper	Assistant Treasurer
Bud Stout	Vice President, President of Fabwel Division
Lynn M. Kovalcheck	Assistant Secretary, Controller of Norandex/Reynolds Division

The actions taken by this consent shall have the same force and effect as if taken by the undersigned at a meeting of the Board of Directors of the Corporation, duly called and constituted pursuant to the laws of the State of Delaware and the Corporation’s By-Laws.

DATED as of June 13, 2003.

/s/ Michael H. Thaman
Michael H. Thaman

/s/ William F. Dent
William F. Dent

2

BY – LAWS

of

NORANDEX INC.

ARTICLE I

STOCKHOLDERS’ MEETING

Section 1.1 Place of Meeting. Meetings of stockholders of the Corporation for any purpose including the annual meeting for the election of directors, shall be held at such place within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in duly executed waivers of notice thereof.

Section 1.2 Annual Meetings. The annual meeting of stockholders shall be held on the third Wednesday of January in each year, if not a legal holiday, and, if a legal holiday, then on the next succeeding day not a legal holiday, at one o’clock in the afternoon or such other hour as the Board of Directors may determine upon and cause to be stated in the notice of the meeting. At annual meetings, stockholders shall elect directors by a plurality vote, by ballot, and transact such other business as may properly be brought before the meeting.

Section 1.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes specified in the notice of the meeting may be called by the President and shall be called by the President or Secretary pursuant to resolution of the Board of Directors or at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and then entitled to vote. Any such resolution or request shall state the purpose or purposes of the meeting.

Section 1.4 Notice of Meetings. Except as otherwise required by statute, notice of each meeting of the stockholders, whether annual or special, shall be given at least ten days before the day on which the meeting is to be held, to each stockholder of record entitled to vote, by delivering a written or printed notice thereof to him, personally or by mailing such notice, postage prepaid, addressed to him at his past office address shown on the transfer books of the Corporation, except that no notice of any kind need be given to any stockholder to whom the giving of such notice would be unlawful (either absolutely or without official license or consent) under the provisions of the Trading with the Enemy Act (40 U.S. Stat. L. 411), as amended, or any other provision of law, or any rule, regulation, proclamation or executive order issued pursuant thereto.

Section 1.5 Waivers, etc. Notice of any meeting of stockholders shall not be required as to any stockholder who shall attend such meeting, in person or by proxy, or who shall, in person or by attorney, waive notice of any meeting, whether before or after such meeting.

Section 1.6 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, at any meeting there shall not be a quorum, the stockholders present in person or represented by proxy, shall have power, though not a quorum, to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. At such adjourned meeting at which there shall be a quorum, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.7 Vote. When there is a quorum, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 1.8 Proxies. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney. Each proxy shall be delivered to the Secretary of the Meeting or to the Inspectors of Election prior to voting thereon. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the proxy unless the stockholder so attending shall, in writing, so notify the Secretary of the Meeting at any time prior to the voting of the proxy. Each stockholder entitled to vote shall have one vote for each share of stock having voting power registered in his name at the time of the closing of the transfer books or on the date fixed as a record date for said meeting. In case the transfer books of the Corporation shall not have been closed and no date shall have been fixed by the Board of Directors as a record date for the determination of the stockholders entitled to vote, no share of stock shall be voted which has been transferred on the books of the Corporation within twenty days next preceding such vote.

Section 1.9 Inspectors of Election. At each meeting of stockholders for the election of directors the Chairman of the meeting shall appoint two persons, who need not be stockholders, to act as inspectors or judges of election. Except as otherwise required by law or by the Certificate of Incorporation, the inspectors or judges of election may, in the discretion of the Chairman, be similarly appointed to act at any other meeting of stockholders. No director or candidate for the office of director shall be appointed as such inspector or judge. Before entering upon the discharge of his duties, each inspector or judge shall first take and subscribe an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges shall take charge of the polls and after the balloting shall make a certificate or report (as may be required by law) of the result of the vote taken, which certificate or report shall be filed with the minutes of the meeting.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Number, Election, Term of Office. The number of the directors shall be six, who need not be stockholders. The directors shall be elected at each annual meeting of the stockholders, except as provided in Section 2.3 of this Article, each director elected shall hold office until his successor shall be elected and shall qualify.

Section 2.2 Place of Meetings. Meetings of the Board of Directors may be held within or without the State of Delaware.

Section 2.3 Vacancies. If the office of any director becomes vacant for any reason, the remaining directors, even if only one, may by majority vote, choose a successor who shall hold office for the unexpired term in respect to which such vacancy occurred.

Section 2.4 Organization Meeting. Unless otherwise provided by the Board of Directors, the Board of Directors shall meet without notice immediately after the annual election of directors and at the place thereof, for the purpose of organization and the transaction of all other business which may come before such meeting.

Section 2.5 Stated Meetings. The Board of Directors may appoint the time and place for holding or the manner of calling and fixing the place of stated meetings of the Board, and such stated meetings shall be held at the times and places so appointed, without the necessity of any notice except as may have been specified by the Board of Directors. If notices be given of a stated meeting, it need not specify the business to be transacted thereat and if it does specify items of business, the meeting may nevertheless transact any other business.

Section 2.6 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President or by a majority of the directors. Notice of any such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, not later than three days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph or delivered personally or by telephone not later than the day before the day on which the meeting is to be held. Notice need not be given to any director if waived by him in writing (including telegram, cablegram or radiogram) or if he shall be present at the meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors shall be present. The notice of a special meeting need not specify the business to be transacted and if it does specify items of business, the meeting may nevertheless transact any other business.

Section 2.7 Quorum and Manner of Acting. A majority of the directors in office at the time shall constitute a quorum for the transaction of business; and, except as otherwise required by statute or these By-Laws, the act of a majority of a quorum shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present, or one director if only one be present, may adjourn the meeting from time to time, until a quorum is present. No notice of any adjourned meeting need be given.

Section 2.8 Resignations. Any director may resign at any time either orally at any meeting of the Board of Directors or by giving written notice thereof to the President or Secretary of the Corporation. Such registration shall take effect at the time specified therein. The acceptance of such resignation shall not be necessary to make it effective.

Section 2.9 Executive Committee. The Board of Directors may appoint an Executive Committee, to consist of three or more of the directors, which to the extent provided by the Board of Directors shall have and may exercise the powers of the Board of Directors in the management of the business, affairs and property of the Corporation during the intervals between the meetings of the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors. Meetings shall be held when called by the President or a majority of the members of the Executive Committee. All of the provisions of these By-Laws relating to meetings of the Board of Directors and notice thereof and quorum and manner of acting shall be applicable to meetings of the Executive Committee.

Section 2.10 Other Committees. From time to time the Board of Directors, by the affirmative vote of a majority of the directors voting, may appoint other committees for any purpose or purposes, and such committees shall have such powers as shall be conferred upon them by the respective resolutions of appointment and as shall be permitted by law.

Section 2.11 Directors’ Fees. Directors, as such, shall not receive any stated salary for their services but by resolution of the Board of Directors a fixed sum and expenses for attendance, if any, may be allowed for attendance at meetings. Members of committees of the Board of Directors may be allowed like compensation and expenses for attending committee meetings. Any director may serve the Corporation in any other capacity and may receive compensation therefor.

ARTICLE III

OFFICERS AND AGENTS AND THEIR DUTIES

Section 3.1 Officers. The elected officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. The Board of Directors may appoint or authorize the President to appoint such other officers and agents as it shall, from time to time, deem necessary, who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors or the President. Any two or more offices may be held by the same person.

Section 3.2 Term of Office. Officers shall hold office during the pleasure of the Board of Directors. Any officer, whether elected or appointed, may be removed at any time, either with or without cause, by the Board of Directors at any meeting. Any appointed officer may be removed at any time, either with or without cause, by the President.

Section 3.3 Vacancies. If any vacancy occurs in any elected office, the Board of Directors may elect a successor. A Vacancy in an appointed office may be filled by the Board of Directors or by the President.

Section 3.4 Compensation. The compensation of all elected officers shall be fixed from time to time by the Board of Directors, and of other officers may be fixed by the President.

Section 3.5 Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at meetings of the stockholders and the Board of Directors and shall perform such other duties as may from time to time be delegated to him by the Board of Directors.

Section 3.6 President. The President shall be the chief executive officer of the Corporation, and shall have general and active control of its business and affairs. In the absence of the Chairman of the Board of Directors, he shall preside at meetings of the stockholders and at meetings of the Board of Directors. He shall have general power to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal, to sign stock certificates, to formulate business policies to be followed in the operation of the Corporation, and to exercise all the powers usually appertaining to the office of President.

Section 3.7 Vice Presidents. The several Vice Presidents shall perform all such duties and services as shall be assigned to or required of them, from time to time, by the Board of Directors or the President, respectively, and, unless their authority be expressly limited, shall act, in the place of the President, exercising all his powers and performing his duties, during his absence or disability. The Board of Directors, however, may from time to time designate the relative position of the Vice Presidents of the Corporation and assign to any one or more of them such particular duties as the Board of Directors may think proper.

Section 3.8 Secretary. The Secretary shall, under the direction of the President, attend to the giving of notice of meetings of stockholders and of the Board of Directors and shall keep and attest true records of all proceedings thereat. He shall have charge of the corporate seal and have authority to attest instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation, except those which are directed to be in charge of the Treasurer. He shall have authority to sign stock certificates, and shall generally perform all the duties usually appertaining to the office of secretary. In the absence of the Secretary, an assistant secretary or a secretary pro tempore may perform his duties.

Section 3.9 Treasurer. The Treasurer shall, under the direction of the President, have the care and custody of all moneys, funds and securities of the Corporation, and shall deposit or cause to be deposited all funds of the Corporation in and with such depositaries as the Board of Directors shall, from time to time, direct. He shall have power to sign stock certificates, to endorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange or other commercial paper payable to the Corporation, and to give proper receipts or discharges therefor. He shall keep all books of account relating to the business of the Corporation, and shall render a statement of the Corporation’s financial condition whenever required so to do by the Board of Directors or the President. In the absence of the Treasurer, an assistant treasurer may perform his duties.

Section 3.10 Authority to Exercise Voting and Other Rights Incidental to Securities of other Corporations. Unless otherwise ordered by the Board of Directors, the President, or, in the event of his absence, unavailability or inability to act in the matter, any Vice President, or the Secretary or Treasurer is authorized to vote, represent and exercise on behalf of the Corporation, all rights incidental to securities of or business interests in any other corporation or business organization which this Corporation has the right to vote or exercise. The authority herein granted may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.

Section 3.11 Additional Powers and Duties. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these By-Laws or as the Board of Directors may, from time to time, determine, or as may be assigned to them by any competent superior officer.

ARTICLE IV

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 4.1 Each person who serves as a Director or Officer of the Corporation and each person who serves at the request of the Corporation as a director, officer or in other position of similar nature in another corporation in which the Corporation has an interest, and the legal representative of such persons, shall be indemnified by the Corporation against reasonable costs, expenses (exclusive of any amount paid to the Corporation in settlement) and counsel fees paid or incurred in connection with any action, suit or proceeding to which he or his legal representatives may be made a party by reason of his being or having been such director or officer or having occupied such other position, provided: either (1) that said action, suit or proceeding shall be prosecuted against such person or his legal representative to final determination, and it shall not be finally adjudged in said action, suit or proceeding that he had been derelict in the performance of his duties as such director or officer or in such other position; or (2) that said action, suit or proceeding shall be settled or otherwise terminated as against such person or his legal representative without a final determination on the merits and it shall be determined in such manner as is hereinafter provided, that he had not in any substantial way been derelict in the performance of his duties as charged in such action, suit or proceeding.

Section 4.2 The right of indemnification in this section provided shall inure to each person hereinbefore referred to whether or not he is a director or officer at the time such costs, expenses and counsel fees are imposed or incurred, and whether or not the claim asserted against him is based on matters which antedate the adoption of this Article except that it shall not inure to the benefit of any person whose connection with the Corporation terminated prior to the time of the adoption of this By-Law. The right of indemnification herein provided for, however, shall not be deemed exclusive of, but shall be in addition to, any other right to which any such person may be entitled.

Section 4.3 The Board of Directors of the Corporation at a meeting at which a majority of the quorum is unaffected by self-interest (notwithstanding that other members of the quorum present but not voting may be so affected) shall determine the propriety and reasonableness of any indemnity claimed under this Article, and such determination shall be final and conclusive. If, however, a majority of a quorum of the Board which is unaffected by self-interest and willing to act is not obtainable, the Board in its discretion may: (1) appoint from among the directors who are not affected by self-interest or from among the stockholders who are not Directors or Officers of the Corporation, a committee of two or more persons to consider and determine any such question, or (2) cause any such question to be determined by an impartial arbitrator appointed by a Chancellor, Vice Chancellor or other person of similar position of The Court of Chancery of the State of Delaware; and the determination of such committee, or the decision rendered by such arbitrator, shall be final and conclusive.

ARTICLE V

STOCK AND TRANSFER OF STOCK

Section 5.1 Stock Certificates. Every stockholder shall be entitled to a certificate signed by the President, or a Vice President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him in the Corporation and that the same are fully paid and nonassessable. If such certificate is signed by a transfer agent, the signature of the officers authorized to execute such certificate may be facsimile. The seal of the Corporation need not be affixed to stock certificates.

Section 5.2 Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint responsible banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and/or registrars of the stock of the Corporation; and upon such appointments being made, no stock certificate shall be valid until so countersigned.

Section 5.3 Transfer of Stock. Upon surrender to the Corporation or its transfer agent of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (all authenticated in such manner as the Corporation or its transfer agent may reasonably require) it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books; but the Corporation shall be entitled for all purposes to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof.

Section 5.4 Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause such substitute certificate to be countersigned by the appropriate transfer agent or registrar (if any); provided, that, in each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its transfer agents and/or registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by the Board of Directors.

Section 5.5 Signatures on Stock Certificates. In case any officer or officers who have signed or whose facsimile signature or signatures have been used on any certificate or certificates representing stock of the Corporation shall cease to hold the office in respect of which such certificate is so signed, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates are nevertheless hereby adopted by the Corporation and may be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Fiscal Year. The fiscal year of the Corporation shall be from September 1 of each year through August 31 of the succeeding year.

Section 6.2 Surety Bonds. Such officers or agents of the Corporation as the Board of Directors may direct, from time to time, shall be bonded for the faithful performance of their duties, in such amounts as the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation.

Section 6.3 Signature of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or other employees and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors.

Section 6.4 Record Date. In lieu of closing the stock transfer books of the Corporation, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock.

ARTICLE VII

AMENDMENTS

Section 7.1 These By-Laws may be altered, added to or amended at any meeting of the Board of Directors.